Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in the Form S-4 Registration Statement (Reg. No. 333-173224) filed with the Securities and Exchange Commission of our report dated July 6, 2011, on the financial statements of Pro-Clean of Arizona, Inc. as of December 31, 2010, and for the year then ended. We further consent to the inclusion of our name under the heading “Experts” in the Form S-4 Registration Statement.
/s/ Scharf Pera & Co., PLLC
Charlotte, North Carolina
July 28, 2011